                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               Neogen Corporation
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)



- -------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    (5) Total fee paid:

- --------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

    (3) Filing party:

- --------------------------------------------------------------------------------

    (4) Date filed:

- --------------------------------------------------------------------------------

                                [NEOGEN LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Neogen Corporation (the "Company"), a Michigan corporation, will be held on October 10, 1996 at 9:00 a.m., local time, at the University Club of Michigan State University, 3435 Forest Road, East Lansing, MI 48909, for the following purposes:

1. To elect nine directors to serve for the ensuing year and until their successors are elected.

2. To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending May 31, 1997.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.


The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business August 12, 1996 are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postpaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.


                                        Sincerely,

                                        G. Bruce Papesh

                                        G. Bruce Papesh
                                        Secretary

Lansing, Michigan
August 30, 1996



- -------------------------------------------------------------------------------
IMPORTANT:  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO
            COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
- -------------------------------------------------------------------------------

                                [NEOGEN LOGO]

                               PROXY STATEMENT

The enclosed Proxy is solicited on behalf of Neogen Corporation (The "Company") for use at the Annual Meeting of Shareholders to be held October 10, 1996, at 9:00 a.m., or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the University Club of Michigan State University, 3435 Forest Road, East Lansing, MI 48909. The Company's telephone number is (517) 372-9200.

These proxy solicitation materials were mailed on or about August 30, 1996, together with the Company's 1996 Annual Report to Shareholders, to all shareholders entitled to vote at the meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company, before the meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

Every shareholder voting at the annual meeting has one vote for each share on all matters. The Company's By-Laws do not provide for cumulative voting in the election of directors. Shares represented by valid, executed and dated proxies in the enclosed form will be voted if received in time for the meeting in accordance with the instructions thereon. Unless your proxy is otherwise marked, it will be voted FOR management's nominees for the board of directors, and FOR ratification of the appointment of the Company's independent auditor.

A simple majority of the shares issued and outstanding as of August 12, 1996 (the "Record Date") must be present or represented at the Annual Meeting to constitute a quorum. Approval for any item of business to be voted upon at the Annual Meeting will require the affirmative vote of a majority of those shares which are present or represented. Abstentions will have the same effect as votes against approval.

The cost of soliciting proxies will be borne by the Company. The Company has retained the services of American Stock Transfer & Trust to aid in the solicitation of proxies. The Company estimates that the cost of soliciting proxies will be less than $1,000 including out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, facsimile or letter.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

Shareholders of record at the close of business on August 12, 1996 are entitled to notice of and to vote at the meeting. At the Record Date, 4,598,042 shares of the Company's Common Stock were issued and outstanding. At the Record Date, the following were known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock.

                                                        NUMBER          PERCENT
NAME AND ADDRESS                                        OF SHARES       OF TOTAL
- --------------------------------------------------------------------------------
Dart Container Corporation and Affiliates
Kenneth B. Dart Residual Trust and Robert C. Dart
c/o First Interstate Bank of Nevada, N.A.
Trust Department
3800 Howard Hughes Parkway, Suite 200
Las Vegas, NV  89109..................................  389,675         8.5%

Herbert D. Doan (1)
P.O. Box 169
Midland, MI  48640....................................  300,221         6.5%

James L. Herbert (1)
Neogen Corporation
620 Lesher Place
Lansing, MI  48912....................................  271,010         5.9%

(1) Includes 17,332 shares and 28,000 shares of Common Stock which Mr. Doan and Mr. Herbert, respectively, have the right to acquire by exercise of options within 60 days of August 12, 1996.


DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Proposals of shareholders which are intended to be presented by such shareholders at the Company's next Annual Meeting of Shareholders must be received by the Company no later than May 2, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.



                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

NOMINEES

A board of nine directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nine nominees named below, eight of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for nominees listed below. Shareholders may only vote for nine directors. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

The names of the nominees, and certain information about them, are set forth below:

NAME OF NOMINEE                 AGE     POSITION                                                      DIRECTOR SINCE
- --------------------------------------------------------------------------------------------------------------------
Herbert D. Doan(2) (3)          73      Chairman, Board of Directors                                            1982
James L. Herbert                56      President and Chief Executive Officer of the Company, Director          1982
G. Bruce Papesh(1)              49      Secretary, Director                                                     1993
Gordon E. Guyer, Ph.D.(1)       70      Director                                                                1990
Robert M. Book(3)               66      Director                                                                1990
Leonard E. Heller, Ph.D.(1)     51      Director                                                                1992
Jack C. Parnell(2)              61      Director                                                                1993
Thomas H. Reed(3)               51      Director                                                                1995
Lon M. Bohannon                 43      Vice President and Chief Financial Officer of the Company, Director       --

(1) Member, Audit Committee
(2) Member, Compensation Committee
(3) Member, Stock Option Committee

There are no family relationships among directors, nominees or executive officers of the Company. Information concerning nominees for the Board of Directors follows:

Herbert D. Doan has been a director of the Company since September, 1982 and the Company's Chairman of the Board of Directors since October, 1984. He was formerly President and Chief Executive Officer of Dow Chemical Company. He has been active as an independent venture capitalist for the past five years.

James L. Herbert has been President, Chief Executive Officer, and a director of the Company since he joined Neogen in June, 1982. He previously held the position of Corporate Vice President of DeKalb Ag Research, a major agricultural genetics and energy company. He has management experience in animal biologics, specialized chemical research, medical instruments, aquaculture, animal nutrition, and poultry and livestock breeding and production.

Dr. Gordon E. Guyer joined the Board of Directors in January, 1990. Dr. Guyer is currently serving as director for the Michigan Department of Agriculture, a position he accepted in 1993. Prior to his current position, Dr. Guyer served as interim President of Michigan State University where he held the position of Vice President of Governmental Affairs since 1988. From 1986 to 1988, he was Director of the Department of Natural Resources for the State of Michigan.

Robert M. Book was elected to the Board of Directors in November, 1990. Since January, 1993, Mr. Book has served as President of AgriVista, Inc. a company that provides agricultural consulting and marketing services. He served as President of the Indiana Institute of Agriculture, Food and Nutrition, from 1983 through 1992. He was formerly Group Vice President of Agriculture Marketing for Elanco Products Company. In January, 1992, Mr. Book filed a petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court, Southern District of Indiana, Indianapolis Division. This petition was discharged on February 24, 1994. The Company believes that the filing of this petition has had no effect on Mr. Book's ability to serve as director.

Dr. Leonard E. Heller was elected to the Board of Directors in October, 1992. He is currently a self-employed independent consultant in the area of medical, biomedical, and pharmaceutical information systems. From 1992 to 1993, he was Secretary, Cabinet for Human Resources for the Commonwealth of Kentucky. From 1986 to 1993, he was part owner of O.J. Packaging Inc., a retail packaging company, and a general partner in Illinois Diversatech, a real estate development partnership located in Manteno, Illinois.

G. Bruce Papesh was elected to the Board of Directors in October, 1993 and was elected Secretary in October, 1994. Mr. Papesh is co-founder of Dart, Papesh & Co. Inc., a Lansing, Michigan based company that provides investment consulting and other financial services. He has served as President of Dart, Papesh & Co. Inc, since 1987. Mr. Papesh is a graduate of the University of Notre Dame and has over 25 years of experience in investment services while serving in stock broker, consulting and executive management positions. Mr. Papesh provides investment services to Dart Container Corporation and its affiliates which, on a combined basis, own 8.5% of the Company's Common Stock. Mr. Papesh asserts that he has no investment power over the Company's Common Stock owned by Dart Container Corporation and its affiliates. Mr. Papesh also serves on the Board of Directors of Immucor, Inc., a publicly traded immunodiagnostics company that manufactures and markets tests, reagents and instruments for the human clinical blood bank industry.

Jack C. Parnell was elected to the Board of Directors in October, 1993. Since 1991, he has held the position of Governmental Relations Advisor with the law firm of Kahn, Soares and Conway. In 1989, Mr. Parnell was appointed by President Bush to serve as Deputy Secretary for the U.S. Department of Agriculture. From 1983 to 1989, he served in three different senior governmental positions for the State of California, including Secretary for the California Department of Food and Agriculture from 1987 to 1989. Prior to joining government, Mr. Parnell was a private entrepreneur owning and operating various businesses including diversified cattle and farming operations. The firm of Kahn, Soares and Conway currently acts as the Company's government relations advisor.

Thomas H. Reed was elected to the Board of Directors in October, 1995. He currently serves as President and Chief Executive Officer for the Michigan Livestock Exchange where he has worked since 1977. Mr. Reed is a member of the Board of Directors of City Bank, St. Johns, Michigan and is a former chairman of the Michigan State University Board of Trustees. He has served as an officer or director of numerous trade organizations and financial institutions.

Lon M. Bohannon is being nominated for election to the Board of Directors for the first time. Mr. Bohannon joined Neogen in October, 1985 as Vice President of Finance and was promoted to Vice President - Administration and Chief Financial Officer in November, 1994. He is responsible for all areas of accounting, finance, human resources and investor relations. A CPA, Mr.

Bohannon served as Administrative Controller for Federal Forge, Inc., a metal forging and stamping firm, from March, 1980 until October, 1985, and a member of the Public Accounting Firm of Ernst & Young from June, 1975 to March, 1980.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES HEREIN.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock of the Company as of August 12, 1996 for each current director, nominee and for all current and executive officers as a group:

NAME                                NUMBER OF SHARES        PERCENT OF TOTAL
- ----------------------------------------------------------------------------
Herbert D. Doan(1)                      300,221                         6.5%
James L. Herbert(1)                     271,010                         5.9%
Gordon E. Guyer, Ph.D.(1)                15,999                            *
Robert M. Book(1)                        14,665                            *
Leonard E. Heller, Ph.D.(1)              56,099                         1.2%
G. Bruce Papesh(1)                       11,999                            *
Jack C. Parnell(1)                       11,999                            *
Thomas H. Reed(1)                         1,866                            *
Lon M. Bohannon(1)                       82,837                         1.8%

All current directors and
executive officers as a group
(sixteen persons)(1)                    863,715                        18.1%

* Less than 1%

(1) Includes the following shares of Common Stock which current directors and executive officers have the right to acquire by exercise of options within 60 days of August 12, 1996: Mr. Doan-17,332 shares; Mr. Herbert-28,000 shares; Dr. Guyer-15,999 shares; Mr. Book-14,665 shares; Dr. Heller-13,332 shares; Mr. Papesh-11,999 shares; Mr. Parnell-11,999 shares; Mr. Bohannon-9,400 shares; all current directors and executive officers as a group-168,192 shares.


BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company held eight meetings during the fiscal year ended May 31, 1996. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and Committees of which he was a member held during the period he served on the Board or Committee.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Stock Option Committee. The Audit Committee, which met one time in 1996, has responsibility for recommending to the Board of Directors the firm of independent auditors to be retained by the Company; reviewing with the Company's independent auditors the scope and results of their audits; reviewing with the independent auditors and management the Company's accounting and reporting principles, policies and practices; and reviewing with the Company's independent auditors the adequacy of the Company's accounting, financial and operating controls. The Compensation Committee, which met one time during 1996, has responsibility for reviewing and approving the Company's executive compensation policies and makes recommendations concerning the Company's employee benefit programs. The Stock Option Committee administers the Company's Stock Option Plan. This committee held four meetings during 1996 primarily to review and approve stock options granted pursuant to the Plan.

The Board of Directors serves as a committee of the whole for purposes of recommending candidates for election to the Board of Directors. In this capacity, the Board held one meeting in fiscal year 1996. The Board will consider nominees recommended by shareholders provided such recommendations are in writing and received by the Company no later than May 2, 1997.
Recommendations should be addressed to: Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912.

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation paid or accrued by the Company during the last three years for the Company's chief executive officer, the only executive officer of the Company receiving annual cash compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE


NAME AND               FISCAL                               OPTIONS         ALL OTHER
PRINCIPAL POSITION      YEAR    SALARY(1)       BONUS       AWARDED     COMPENSATION(2)(3)
- ------------------------------------------------------------------------------------------
James L. Herbert        1996    $136,656       $10,000      30,000           $1,846
  President, Chief      1995    $126,165       $10,000      25,000           $1,436
  Executive Officer     1994    $137,936       $15,000      15,000           $  640

(1) Includes amounts contributed to the Company's 401(k) Retirement Savings Plan by the named executive officer.
(2) Matching contributions paid to the Company's 401(k) Retirement Savings Plan on behalf of the named executive officer.
(3) Under terms of a deferred compensation agreement, the current value of an annuity owned by the Company is payable to the named executive officer upon death, retirement or termination of employment.


The following table contains information concerning the grant of options under the Company's Stock Option Plan to the named executive officer of the Company during the year ended May 31, 1996. No stock appreciation rights (SARS) were granted during such period.


                      OPTION GRANTS IN LAST FISCAL YEAR


                              INDIVIDUAL GRANTS

                                     PERCENT OF TOTAL
                                     OPTIONS GRANTED
                                     TO EMPLOYEES     EXERCISE PRICE   EXPIRATION
NAME                    GRANTED      IN FISCAL YEAR   PER SHARE        DATE
- ----------------------------------------------------------------------------------
James L. Herbert        30,000(1)       39.216%         $6.50           7/20/00

(1) Options were granted at fair market value and vest over five years in equal annual installments commencing with the first anniversary of the date grant.


The following table sets forth information for the named executive officer with respect to the value of options exercised during the year ended May 31, 1996 and the value of outstanding and unexercised options held as of May 31, 1996, based upon the market value of the Company's Common Stock of $8.000 per share on that date. There were no SARS outstanding or exercised as of or for the year ended May 31, 1996.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                                                OPTIONS                    IN-THE-MONEY OPTIONS
                     SHARES                                 AT MAY 31, 1996                 AT MAY 31, 1996 (2)
                     ACQUIRED         VALUE           ----------------------------    -----------------------------
NAME                 ON EXERCISE      REALIZED (1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
- -------------------------------------------------------------------------------------------------------------------
James L. Herbert        8,000           $21,000         26,000          69,000          $121,110        $166,040

(1) Represents the difference between the market price of the Common Stock and the exercise price of the options on the date of exercise multiplied by the number of shares acquired upon exercise.

(2) Represents the difference between the closing market price of the Common Stock at May 31, 1996 of $8.000 per share and the exercise price per share of in-the-money options multiplied by the number of shares which could be acquired at May 31, 1996 upon the exercise of all in-the-money options.

COMPENSATION OF DIRECTORS

The Company does not pay director's fees to any director for attendance at meetings of the Board or Standing Committees. All non-employee directors receive automatic, non-qualified options to purchase 5,000 shares of Common Stock of the Company when first elected to the Board of Directors and non-qualified options to purchase 2,000 shares of Common Stock of the Company upon subsequent annual election to the Board of Directors. The options expire ten years after the date of grant and vest over three years in equal annual installments commencing with the first anniversary of the date of grant. All directors are eligible to receive reimbursement for all ordinary travel expenses related to attendance at Board or committee meetings.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the two fiscal years ended May 31, 1996 and May 31, 1995 except that one report covering one transaction in fiscal year 1995 was filed late by Gerald S. Traynor, a Company Vice President. As of the date hereof, Mr. Traynor has not failed to file a required report.


                                   PROPOSAL 2
                      APPOINTMENT OF INDEPENDENT AUDITORS

It is proposed that the shareholders ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the year ending May 31, 1997. BDO Seidman, LLP served as the Company's independent auditors for the fiscal year ended May 31, 1996. Representatives of BDO Seidman, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS.

NEOGEN CORPORATION WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED MAY 31, 1996, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST INCLUDING REPRESENTATION THAT HE/SHE WAS A SHAREHOLDER ON AUGUST 12, 1996 TO: CORPORATE SECRETARY, NEOGEN CORPORATION, 620 LESHER PLACE, LANSING, MICHIGAN 48912.


By Order of the Board of Directors




G. Bruce Papesh

G. Bruce Papesh
Secretary

Dated:  August 30, 1996

                           PROXY - NEOGEN CORPORATION
               ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 10, 1996

        The undersigned hereby appoints G. Bruce Papesh and James L. Herbert, and each of them with full power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters which come before the annual meeting of shareholders of Neogen Corporation referred to above and at any adjournment of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)




[X] Please mark your
    votes as in this
    example.

                                       NOMINEES: Herbert D. Doan,
                                                 James L. Herbert,
                FOR   WITHHELD                   G. Bruce Papesh,                                            FOR   AGAINST   ABSTAIN
1. ELECTION OF  / /     / /                      Gordon E. Guyer,      2. To ratify the appointment of BDO   / /     / /       / /
   DIRECTORS                                     Robert M. Book,          Seidman, LLP as Independent Auditors
To withhold authority to vote for any            Leonard E. Heller,       of the Company for the fiscal
individual nominee(s) write his or their         Jack C. Parnell,         year ending May 31, 1997.
names in the following space:                    Thomas H. Reed,
                                                 and Lon M. Bohannon

- ----------------------------------------












SIGNATURE(S)                                                 DATE               , 1996
            ------------------------------------------------      --------------
NOTE: Please sign exactly as your name appears on this proxy. If signed for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.